UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2018
___________

NII HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-37488 (Commission File Number)	91-1671412 (IRS Employer Identification No.)

12110 Sunset Hills Road, Suite 600 Reston, Virginia (Address of principal executive offices)	20190 (Zip Code)

Registrant's telephone number, including area code: (703) 390-5100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether registrant is an emerging growth company as defined in Rule 405 of Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.     Submission of Matters to a Vote of Security Holders.

On May 3, 2018, NII Holdings, Inc. (the “Company”) held its Annual Meeting of Stockholders, at which three proposals were submitted to and voted by the Company’s stockholders. The final voting results are as follows:

1.    Election of Directors. In an uncontested election, the following nominees were elected, by majority vote, to the Board of Directors for a one-year term expiring in 2019. The following table reflects the voting results:

Name	For	Against	Abstained	Broker non-votes
Kevin Beebe	49,330,398	15,426,245	22,551	27,964,891
James Continenza	55,529,874	9,226,673	22,647	27,964,891
Howard Hoffmann	49,272,092	15,484,556	22,546	27,964,891
Ricardo Knoepfelmacher	56,035,081	8,721,659	22,454	27,964,891
Christopher Rogers	55,785,702	8,970,922	22,570	27,964,891
Robert Schriesheim	49,262,011	15,494,713	22,470	27,964,891
Steven Shindler	60,898,298	3,858,431	22,465	27,964,891

2.    Advisory Vote on Executive Compensation. The stockholders approved, on an advisory basis, the compensation of the Company's named executive officers as disclosed in the Company's proxy statement by the following vote:

For	Against	Abstained	Broker non-votes
44,346,218	11,424,482	9,008,494	27,964,891

3.    Auditor Ratification. The appointment of KPMG LLP as the Company's independent registered public accounting firm for 2018 was ratified by the following vote:

For	Against	Abstained	Broker non-votes
91,397,002	1,169,519	177,564	N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NII HOLDINGS, INC.
(Registrant)

Dated: May 7, 2018	By: /s/ SHANA C. SMITH
Shana C. Smith
General Counsel and Secretary